SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549

                      _____________________

                            FORM 8-K

                         CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 30, 1996

             Golden Books Family Entertainment, Inc.
       (Exact Name of Registrant as Specified in Charter)


        Delaware                 0-14399            06-1104930
(State or Other Jurisdiction   (Commission        (IRS Employer
   of Incorporation)           File Number)    Identification No.)


       850 Third Avenue, New York, New York         10022
      (Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code:(212) 753-8500


  (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

            On July 30, 1996, Golden Books Family Entertainment, Inc. (the "Company") announced several related initiatives that support its strategy to build a family entertainment company providing content across multiple media.

            The Company announced that it has entered into an agreement with Hallmark Cards, Inc. ("Hallmark") providing for Hallmark and the Company to enter into a strategic alliance, for Hallmark to purchase $25 million of common stock of the Company and for a possible additional investment by Hallmark in another $25 million of common stock of the Company.

            The Company also announced that it has signed a definitive agreement to acquire the family video library of Broadway Video Entertainment, L.P. (BVE, L.P.) for $91 million: $81 million in cash, and $10 million in common stock of the Company.

            The Company also announced that it is seeking to raise $100 million through the sale of convertible preferred securities to be issued by a financing vehicle to be known as the Golden Books Financing Trust, a Delaware business trust. The Trust will offer for sale convertible preferred securities. These securities will have an aggregate liquidation preference of $100 million and will be convertible at the option of their holders into common stock of the Company. The convertible preferred securities will not be registered and have not been registered under the Securities Act of 1933, as amended, and will be sold in the United States in a private placement under Rule 144A and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

            The Company also announced that, as part of management's restructuring plan, the company has taken a number of strategic actions and made decisions with respect to certain businesses and assets. In addition, as part of a review of operations consistent with the Company's restructuring plan and business strategy, the Company expects to take primarily non-cash charges against its income in fiscal 1997 beginning with approximately an $80 million charge in the Company's second quarter financial statements in addition to the $16 million charge previously announced to be recorded in the second quarter.

            The complete text of the three press release issued by the Company are attached hereto as exhibits and are hereby incorporated by reference in their entirety to this item.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          c.   Exhibits

               99.1  Press Release, dated July 30, 1996

               99.2  Press Release, dated July 30, 1996

               99.3  Press Release, dated July 30, 1996

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.



Dated:  August 2, 1996                By:  /s/ Tracey G. Riese
                                           Tracey G. Riese
                                           Senior Vice President